Exhibit 99.1

Attachment to Form 4 — Joint Filer Information

Pursuant to Instruction 4(b)(v) of the General Instructions to Form 4, this joint filer information is also being filed on behalf of the Reporting Persons set forth below as an exhibit to the Form 4 filed by Fifth Berkshire Associates LLC.  The date of event requiring this statement is 09/29/04 and the securities to which this Form 4 relates are shares of common stock of Carter’s, Inc.

TABLE I:  Non-Derivative Securities Beneficially Owned

Name and Address of Reporting Person	Transaction Code	Securities Disposed of (D)	Price	Amount of Securities Beneficially Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership
Berkshire Fund V, Limited Partnership	S	5,285,727	$26.20	6,525,280	D
Berkshire Fund V Coinvestment Fund, Limited Partnership	S	2,494,674	$26.20	3,079,698	D
Berkshire Investors LLC (a)	S	528,572	$26.20	652,528	D

(a)  Berkshire Investors LLC may be deemed to be, but does not admit to being, a member of a “group” holding over 10% of the outstanding Common Stock of the Issuer for purposes of Section 13(d)(3) of the Exchange Act.

The address of each of the above-listed Reporting Person is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108

Signature of Reporting Persons:

BERKSHIRE FUND V, LIMITED PARTNERSHIP

By:	Fifth Berkshire Associates LLC,
its General Partner

By:	/s/ Ross M. Jones
Name: Ross M. Jones
Title: Managing Director

BERKSHIRE FUND V COINVESTMENT FUND, LIMITED PARTNERSHIP

By:	Fifth Berkshire Associates LLC,
its General Partner

By:	/s/ Ross M. Jones
Name: Ross M. Jones
Title: Managing Director

BERKSHIRE INVESTORS LLC

By:	/s/ Ross M. Jones
Name: Ross M. Jones
Title: Managing Director